UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 28, 2017)

Univar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On November 28, 2017 (the “Amendment No. 2 Effective Date”), Univar USA Inc. (the “Company”), as the borrower, and Univar Inc., as holdings, entered into the Second Amendment (the “Second Amendment”) to that certain credit agreement, dated July 1, 2015 (as amended on January 19, 2017, the “Credit Agreement” and, as further amended by the Second Amendment, the “Amended Credit Agreement”). Pursuant to the Second Amendment, Bank of America N.A. and the other lenders agreed to provide a new Term B-3 loan facility in an aggregate principal amount of $2.3 billion, denominated in U.S. dollars, which replaces all of the U.S. dollar loans and all of the euro loans outstanding under the Credit Agreement immediately prior to the Amendment No. 2 Effective Date (collectively, the “New Senior Term Facilities”).
The Company’s obligations under the New Senior Term Facilities are guaranteed on a senior secured basis, jointly and severally, by the Company, Univar Inc. and certain of its material wholly-owned U.S. subsidiaries. The Company, Univar Inc. and certain of its material wholly-owned U.S. subsidiaries have granted a lien over substantially all of their respective assets to secure the New Senior Term Facilities.
Pursuant to the Second Amendment, the interest rates applicable to the loans under the New Senior Term Facilities will be based on, at the Company’s option, a fluctuating rate of interest determined by reference to a Eurocurrency rate (subject to a floor of 0.00%) plus an applicable margin equal to 2.50%, which applicable margin will be further reduced to 2.25% if the Company’s total net leverage (Total Net Debt to Adjusted EBITDA) reaches or falls below 4.00x. The maturity of the New Senior Term Facilities was extended to July 1, 2024. Other than as discussed above, the terms of the Amended Credit Agreement are principally unchanged from the provisions in the Credit Agreement.
The foregoing summary of the New Senior Term Facilities does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Amendment and the Amended Credit Agreement, filed as Exhibit 10.1 to this current report on Form 8-K, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 concerning the Company’s direct financial obligations under the New Senior Term Facilities is hereby incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events
Attached as Exhibit 99.1 and incorporated by reference herein is a copy of Univar Inc.’s press release dated November 28, 2017 announcing the effectiveness of the Second Amendment.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1
Second Amendment to Credit Agreement, dated as of November 28, 2017 between Univar USA Inc., Univar Inc., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.

99.1	Univar Inc. Press Release dated November 28, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2017	Univar Inc.

	By:	/s/ Jeffrey W. Carr
	Name:	Jeffrey W. Carr
	Title:	Senior Vice President, General Counsel and Secretary